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                                                                    EXHIBIT 8.1




                       [MACKIMMIE MATTHEWS LETTERHEAD]



(214) 220-7700                                                    (214) 220-7716

                                November 3, 1997




Pioneer Natural Resources Company
1400 Williams Square West
5205 North O'Connor Blvd.
Irving, Texas  75039

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Pioneer Natural Resources Company, a Delaware corporation ("Pioneer"), and Pioneer National Resources (Canada) Ltd., a British Columbia corporation ("Pioneer Canada"), in connection with the offer
of           shares of  Pioneer Common Stock issuable upon the redemption by
Pioneer Canada or the acquisition by Pioneer of Exchangeable Shares, pursuant to a Registration Statement on Form S-3 (the "Registration Statement") originally filed with the Securities and Exchange Commission under the Securities Act of 1933 on November 3, 1997. In connection therewith, we have participated in the preparation of the discussion set forth under the caption "United States Federal Income Tax Considerations" (the "Discussion") in the Registration Statement. Capitalized terms used and not otherwise defined herein are used as defined in the Registration Statement.

         The Discussion, subject to the qualifications stated therein, reflects our opinion as to the material United States federal income tax consequences for a Pioneer Canada Shareholder in regard to the ownership of Pioneer Canada Exchangeable Shares and the receipt of shares of Pioneer Common Stock upon the redemption of a Pioneer Canada Shareholder's Exchangeable Shares by Pioneer Canada or the acquisition by Pioneer of such Exchangeable Shares.

         We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. However, this consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933.

                                                Respectfully submitted,



                                                /s/  MacKIMMIE MATTHEWS